UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2007

Favrille, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51134	33-0892797
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10445 Pacific Center Court San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 526-8000

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On February 12, 2007, Favrille, Inc. (“Favrille”) entered into common stock purchase agreements with certain investors relating to a registered direct offering of an aggregate 3,333,334 shares of Favrille’s common stock. Under the terms of the transaction, Favrille will sell the common stock at $3.00 per share to the investors for gross proceeds of approximately $10 million. A copy of the form of common stock purchase agreement is filed as Exhibit 10.1 hereto.

The common stock was issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission on February 13, 2007, in connection with a shelf takedown from Favrille’s Registration Statement on Form S-3 (File No. 333-135169) which became effective on June 20, 2006. A copy of the opinion of Cooley Godward Kronish LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

On February 13, 2007, Favrille issued a press release announcing the offering. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

5.1	Opinion of Cooley Godward Kronish LLP.

10.1	Form of Common Stock Purchase Agreement.

23.1	Consent of Cooley Godward Kronish LLP (included in its opinion filed as Exhibit 5.1 hereto).

99.1	Press release of Favrille, Inc. dated February 13, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAVRILLE, INC.

	By:	/s/ TAMARA A. SEYMOUR
Tamara A. Seymour
Chief Financial Officer

Date: February 13, 2007

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INDEX TO EXHIBITS

Number	Description

5.1	Opinion of Cooley Godward Kronish LLP.

10.1	Form of Common Stock Purchase Agreement.

23.1	Consent of Cooley Godward Kronish LLP (included in its opinion filed as Exhibit 5.1 hereto).

99.1	Press release of Favrille, Inc. dated February 13, 2007.